Exhibit 99.1

Travel + Leisure Co. Reports Second Quarter 2022 Results

ORLANDO, Fla. (July 28, 2022) — Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported second quarter 2022 financial results for the three months ended June 30, 2022. Highlights and outlook include:

•Net income of $100 million, $1.16 diluted earnings per share, on net revenue of $922 million

•Adjusted EBITDA of $230 million and adjusted diluted earnings per share of $1.27 (1)

•Net cash provided by operating activities of $230 million and adjusted free cash flow of $121 million for the six months ended June 30, 2022

•Expects full year adjusted EBITDA from $860 million to $880 million and third quarter adjusted EBITDA from $230 million to $240 million

•Repurchased $83 million of common stock in the second quarter and $128 million in the first half of 2022

•Record Volume per Guest (VPG) for the second consecutive quarter

•Management will recommend a third quarter dividend of $0.40 per share for approval by the Board of Directors

“Our strong top and bottom line results reflect the resiliency of our business model and the desire of our customers to prioritize vacations. Vacation ownership sales to new and existing owners were robust, with record-setting sales volume per guest driving our performance for the quarter,” said Michael D. Brown, President and CEO of Travel + Leisure Co.

“Bookings at our vacation resorts in the second half of the year remain above 2019 driven by a similar number of reservations with a longer length of stay, reflecting the strength of consumer demand for leisure travel in the U.S. This gives us the confidence to raise our guidance for the full year.”

(1) This press release includes adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales and adjusted net income, which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results

Vacation Ownership

$ in millions	Q2 2022	Q2 2021	% change
Revenue	$735	$604	22%
Adjusted EBITDA	$187	$137	36%

Vacation Ownership revenue increased 22% to $735 million in the second quarter of 2022 compared to the same period in the prior year. Gross vacation ownership interest (VOI) sales were $527 million compared to $383 million in the prior year and tours were 148,000 during the quarter compared to 117,000 in the same period last year. VPG increased 11% to $3,489.

Second quarter adjusted EBITDA was $187 million compared to $137 million in the prior year period. The increase was driven by higher Gross VOI sales due to the ongoing recovery of operations from COVID-19, partially offset by an adjustment in the prior year to the COVID-19 related allowance for loan losses. The second quarter 2021 COVID-19 related allowance adjustment resulted in a $26 million increase to revenue and a $16 million net positive impact to Adjusted EBITDA.

Travel and Membership

$ in millions	Q2 2022	Q2 2021	% change
Revenue	$188	$194	(3)%
Adjusted EBITDA	$64	$71	(10)%

Travel and Membership revenue decreased 3% to $188 million in the second quarter of 2022 compared to the same period in the prior year. The decrease was driven by the impact of COVID-19 with bookings shifting from the first quarter into the second quarter of 2021.

Second quarter Adjusted EBITDA was $64 million compared to $71 million in the prior year due to the revenue decrease and higher staffing and marketing costs to support new travel club launches.

Balance Sheet and Liquidity

Net Debt — As of June 30, 2022, the Company had net debt of $3.1 billion comprised of $3.4 billion of corporate debt and $241 million of cash and cash equivalents. Corporate debt excludes $1.8 billion of non-recourse debt related to the securitized notes receivables portfolio. The Company's leverage ratio for covenant purposes was 3.7x. At the end of the second quarter, the Company had $1.2 billion of liquidity in cash and cash equivalents and revolving credit facility availability.

Timeshare Receivables Financing — The Company closed on a $275 million term securitization on July 21, 2022 with a weighted average coupon of 5.7% and a 90.5% advance rate.

Cash Flow — For the six months ended June 30, 2022, net cash provided by operating activities was $230 million, compared to $290 million in the prior year period. Adjusted free cash flow was $121 million for the six months ended June 30, 2022 compared to $56 million in the same period of 2021.

Share Repurchases — During the second quarter of 2022, the Company repurchased 1.7 million shares of common stock for $83 million at a weighted average price of $48.12 per share. In April 2022, the Board of Directors approved an increase to the authorized capacity of the Company's share repurchase program of $500 million. As of June 30, 2022, the Company had $700 million of remaining availability under its share repurchase program.

Dividend — The Company paid $35 million ($0.40 per share) in cash dividends on June 30, 2022 to shareholders of record as of June 15, 2022. Management will recommend a third quarter dividend of $0.40 per share for approval by the Company’s Board of Directors in August 2022.

Outlook

The Company is providing guidance regarding expectations for the 2022 full year:

•Adjusted EBITDA of $860 million to $880 million
•Gross VOI sales of $1.9 billion to $2.0 billion
•VPG range of $3,300 to $3,400
The Company is providing guidance regarding expectations for the third quarter 2022:
•Adjusted EBITDA of $230 million to $240 million
•Gross VOI sales of $530 million to $550 million
•VPG range of $3,300 to $3,400
This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, such items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. EDT. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.travelandleisureco.com, or by dialing 800-891-3968, passcode TNL, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. EDT today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. EDT today at 800-925-9356.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales and adjusted net income/(loss), which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 6, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 6 for an explanation of our non-GAAP measures.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE:TNL) is the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company and subscription travel brands; and Travel + Leisure Group, featuring top travel content and travel services including the brand’s eponymous travel club. At Travel + Leisure Co., our global team of associates brings hospitality to millions each year, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future,” “intends” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through new business extensions; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions, unemployment rates and consumer sentiment, terrorism or acts of gun violence, political strife, war, including hostilities in Ukraine, pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; uncertainty with respect to the scope, impact and duration of the novel coronavirus global pandemic (“COVID-19”), including resurgences, the pace of recovery, distribution and adoption of vaccines and treatments, and actions in response to the evolving pandemic by governments, businesses and individuals; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@travelandleisure.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@travelandleisure.com

Travel + Leisure Co.
Table of Contents

Table Number
1.Condensed Consolidated Statements of Income (Unaudited)
2.Summary Data Sheet
3.Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
4.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
5.COVID-19 Impacts
6.Definitions

Table 1

Travel + Leisure Co.
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net revenues
Service and membership fees	$410	$388	$812	$736
Net VOI sales	400	294	697	466
Consumer financing	99	102	198	201
Other	13	13	24	22
Net revenues	922	797	1,731	1,425

Expenses
Operating	404	349	785	639
Cost of vacation ownership interests	46	41	86	62
Consumer financing interest	17	20	34	44
General and administrative	121	112	241	218
Marketing	119	92	213	161
Depreciation and amortization	31	31	61	63
Restructuring	1	—	8	(1)
COVID-19 related costs	—	1	2	2
Asset recoveries, net	(2)	—	(1)	—
Total expenses	737	646	1,429	1,188

Operating income	185	151	302	237
Interest expense	47	47	94	100
Other expense/(income), net	7	—	4	(1)
Interest (income)	(1)	(1)	(2)	(1)
Income before income taxes	132	105	206	139
Provision for income taxes	32	31	55	37
Net income from continuing operations	100	74	151	102
Loss on disposal of discontinued business, net of income taxes	—	(2)	—	(2)
Net income attributable to TNL shareholders	$100	$72	$151	$100

Basic earnings per share
Continuing operations	$1.17	$0.85	$1.76	$1.18
Discontinued operations	—	(0.02)	—	(0.02)
	$1.17	$0.83	$1.76	$1.16

Diluted earnings per share
Continuing operations	$1.16	$0.84	$1.75	$1.17
Discontinued operations	—	(0.02)	—	(0.02)
	$1.16	$0.82	$1.75	$1.15

Weighted average shares outstanding
Basic	85.0	86.5	85.5	86.4
Diluted	85.7	87.4	86.4	87.1

Table 2

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Consolidated Results

Net income attributable to TNL shareholders	$100	$72	39%	$151	$100	51%
Diluted earnings per share	$1.16	$0.82	41%	$1.75	$1.15	52%
Net income from continuing operations	$100	$74	35%	$151	$102	48%
Diluted earnings per share from continuing operations	$1.16	$0.84	38%	$1.75	$1.17	50%

Net income margin	10.8%	9.0%		8.7%	7.0%

Adjusted Earnings
Adjusted EBITDA	$230	$193	19%	$399	$322	24%
Adjusted net income	$109	$77	42%	$169	$110	54%
Adjusted diluted earnings per share	$1.27	$0.88	44%	$1.95	$1.27	53%

Segment Results

Net Revenues
Vacation Ownership	$735	$604	22%	$1,344	$1,057	27%
Travel and Membership	188	194	(3)%	389	370	5%
Corporate and other	(1)	(1)		(2)	(2)
Total	$922	$797	16%	$1,731	$1,425	21%

Adjusted EBITDA
Vacation Ownership	$187	$137	36%	$291	$204	43%
Travel and Membership	64	71	(10)%	146	146	—%
Segment Adjusted EBITDA	251	208		437	350
Corporate and other	(21)	(15)		(38)	(28)
Total Adjusted EBITDA	$230	$193	19%	$399	$322	24%

Adjusted EBITDA margin	24.9%	24.2%		23.1%	22.6%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 6 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 3.

Table 2
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Vacation Ownership

Net VOI sales	$400	$294	36%	$697	$466	50%
Loan loss provision	76	33	130%	125	71	76%
Gross VOI sales, net of Fee-for-Service sales	476	327	46%	821	537	53%
Fee-for-Service sales	51	56	(9)%	85	82	4%
Gross VOI sales	$527	$383	38%	$906	$619	46%

Tours (in thousands)	148	117	26%	256	193	33%
VPG (in dollars)	$3,489	$3,151	11%	$3,441	$3,031	14%

Tour generated VOI sales	$516	$368	40%	$882	$586	51%
Telesales and other	11	15	(27)%	24	33	(27)%
Gross VOI sales	$527	$383	38%	$906	$619	46%

Net VOI sales	$400	$294	36%	$697	$466	50%
Property management revenue	189	166	14%	374	327	14%
Consumer financing	99	102	(3)%	198	201	(1)%
Other (a)	47	42	12%	75	63	19%
Total Vacation Ownership revenue	$735	$604	22%	$1,344	$1,057	27%

Travel and Membership (b)

Avg. number of exchange members (in thousands)	3,517	3,582	(2)%	3,543	3,579	(1)%

Transactions (in thousands)	253	288	(12)%	564	605	(7)%
Revenue per transaction (in dollars)	$343	$329	4%	$334	$312	7%
Exchange transaction revenue	$86	$95	(9)%	$188	$189	(1)%

Transactions (in thousands)	190	169	12%	356	303	17%
Revenue per transaction (in dollars)	$257	$284	(9)%	$264	$261	1%
Travel Club transaction revenue	$49	$48	2%	$94	$79	19%

Transactions (in thousands)	443	457	(3)%	920	908	1%
Revenue per transaction (in dollars)	$306	$312	(2)%	$307	$295	4%
Travel and Membership transaction revenue	$135	$143	(6)%	$282	$268	5%

Transaction revenue	$135	$143	(6)%	$282	$268	5%
Subscription revenue	45	43	5%	90	84	7%
Other (c)	8	8	—%	17	18	(6)%
Total Travel and Membership revenue	$188	$194	(3)%	$389	$370	5%
Note:    Amounts may not compute due to rounding.
Due to changes in organizational structure in the second quarter of 2022, the management of Extra Holidays was transitioned to the Vacation Ownership segment. As such, the Company reclassified the results of Extra Holidays, which was previously reported within the Travel and Membership segment, into the Vacation Ownership segment. Prior period segment information has been updated to reflect this change.

(a)    Includes fee-for-service commission revenues and other ancillary revenues.
(b)    In 2022, the Travel and Membership segment determined that certain rental transactions for travelers that were not RCI members are more closely aligned with Travel Club transactions (previously “Non-exchange”). Prior period results reflect the reclassification of this activity from Exchange to Travel Club.
(c)    Primarily related to cancellation fees, commissions and other ancillary revenue.

Table 3

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended June 30,
	2022	EPS	Margin %	2021	EPS	Margin %
Net income attributable to TNL shareholders	$100	$1.16	10.8%	$72	$0.82	9.0%
Loss on disposal of discontinued business, net of income taxes	—			2
Net income from continuing operations	$100	$1.16	10.8%	$74	$0.84	9.3%
Unrealized loss on equity investment	8			—
Amortization of acquired intangibles (a)	3			2
Restructuring	1			—
Legacy items	1			1
COVID-19 related costs	—			1
Asset recoveries, net (b)	(1)			—
Taxes (c)	(3)			(1)
Adjusted net income	$109	$1.27	11.8%	$77	$0.88	9.7%
Income taxes on adjusted net income	35			32
Interest expense	47			47
Depreciation	28			29
Stock-based compensation expense (d)	12			9
Interest income	(1)			(1)
Adjusted EBITDA	$230		24.9%	$193		24.2%

Diluted Shares Outstanding	85.7			87.4

	Six Months Ended June 30,
	2022	EPS	Margin %	2021	EPS	Margin %
Net income attributable to TNL shareholders	$151	$1.75	8.7%	$100	$1.15	7.0%
Loss on disposal of discontinued business, net of income taxes	—			2
Net income from continuing operations	$151	$1.75	8.7%	$102	$1.17	7.2%
Restructuring (e)	8			(1)
Unrealized loss on equity investment	8			—
Amortization of acquired intangibles (a)	5			5
COVID-19 related costs	2			2
Legacy items	2			4
Asset recoveries, net (b)	(1)			—
Taxes (c)	(6)			(2)
Adjusted net income	$169	$1.95	9.8%	$110	$1.27	7.7%
Income taxes on adjusted net income	61			39
Interest expense	94			100
Depreciation	56			58
Stock-based compensation expense (d)	21			16
Interest income	(2)			(1)
Adjusted EBITDA	$399		23.1%	$322		22.6%

Diluted Shares Outstanding	86.4			87.1
Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they

Table 3
(continued)

appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 6 for the definitions of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income and adjusted EBITDA.
(b)    Includes $1 million of inventory impairments for the three and six months ended June 30, 2022, included in Cost of vacation ownership interests on the Condensed Consolidated Statements of Income.
(c)    Represents the tax effects on the adjustments.
(d)     All stock-based compensation is excluded from adjusted EBITDA.
(e)     Includes $3 million of stock-based compensation expenses for the six months ended June 30, 2022 associated with the 2022 restructuring.

Table 4

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Six Months Ended June 30,
	2022	2021

Net cash provided by operating activities	$230	$290
Property and equipment additions	(24)	(25)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(87)	(213)
Free cash flow	$119	$52
COVID-19 related adjustments (a)	2	4
Adjusted free cash flow (b)	$121	$56

(a)    Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.
(b)    The Company had $29 million of net cash used in investing activities and $315 million of net cash used in financing activities for the six months ended June 30, 2022, and $62 million of net cash used in investing activities and $1.1 billion of net cash used in financing activities for the six months ended June 30, 2021.

Table 5

Travel + Leisure Co.
COVID-19 Related Impacts
(in millions)

The table below presents the COVID-19 related impacts on our results of operations for the six months ended June 30, 2022, and the related classification on the Condensed Consolidated Statements of Income. There were no COVID-19 related impacts recognized during the three months ended June 30, 2022.

Six Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2022
Employee compensation related and other	$—	$—	$2	$2	$2	COVID-19 related costs
Total COVID-19	$—	$—	$2	$2	$2

The tables below present the COVID-19 related impacts on our results of operations for the three and six months ended June 30, 2021, and the related classification on the Condensed Consolidated Statements of Income:

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2021
Allowance for loan losses:
Provision	$(26)	$—	$—	$(26)	$—	Vacation ownership interest sales
Recoveries	10	—	—	10	—	Cost of vacation ownership interests
Employee compensation related and other	1	—	—	1	1	COVID-19 related costs
Total COVID-19	$(15)	$—	$—	$(15)	$1

Six Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
June 30, 2021
Allowance for loan losses:
Provision	$(26)	$—	$—	$(26)	$—	Vacation ownership interest sales
Recoveries	10	—	—	10	—	Cost of vacation ownership interests
Employee compensation related and other	1	—	1	2	2	COVID-19 related costs
Lease related	(1)	—	—	(1)	(1)	Restructuring
Total COVID-19	$(16)	$—	$1	$(15)	$1

Table 6

Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: Adjusted free cash flow as a percentage of Adjusted EBITDA. Forward-looking outlook regarding Adjusted Free Cash Flow Conversion is provided only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Average Number of Exchange Members: Represents paid members in our vacation exchange programs who are considered to be in good standing.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Travel and Membership Transactions: Represents the number of vacation bookings recognized as revenue during the period, net of cancellations, provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of its tour selling efforts during a given reporting period.